Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Symantec Corporation:

We consent to the use of our report dated May 20, 2016, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report refers to a change in the presentation of deferred income taxes.

/s/ KPMG LLP

Santa Clara, California

October 11, 2016